As filed with the Securities and Exchange Commission on September 6, 2007.

Registration No. 333-38812

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BASF AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

BASF CORPORATION*

(Translation of Registrant’s name into English)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Carl Bosch Strasse 38

67056 Ludwigshafen, GERMANY

(Address of Registrant’s principal executive offices)

BASF CORPORATION EMPLOYEE STOCK PURCHASE PLAN

BASF CORPORATION EMPLOYEE SAVINGS PLAN

(Full title of the plans)

Dr. Kurt Bock

BASF Corporation

100 Campus Drive

Florham Park, New Jersey 07932

(973) 245-2600

(Name, address and telephone number of agent for service)

Copies to:

Robert C. Treuhold

Shearman & Sterling LLP

114, avenue des Champs-Elysées

75008 Paris, France

(33-1) 53.89.70.60

_________________________

*   BASF Corporation is also the name of a wholly owned subsidiary of the Registrant in the United States.

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 333-38812 (the “Registration Statement”), is being filed to deregister certain Ordinary Shares of no par value (the “Shares”), of BASF Aktiengesellschaft (the “Registrant”) that were registered for issuance to employees of the Registrant and its subsidiaries pursuant to the BASF Corporation Employee Stock Purchase Plan and the BASF Corporation Employee Savings Plan (collectively, the “Plans”), as well as related plan interests. The Registration Statement registered 9,140,000 Shares and an indeterminate number of interests issuable pursuant to the Plans. In connection with the Registrant’s suspension of its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares, as well as related plan interests.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ludwigshafen/Rhine, the Federal Republic of Germany on September 6, 2007.

BASF Aktiengesellschaft

By:	/s/ Dr. Eckart Sünner
Name: Dr. Eckart Sünner
Title: President Legal Affairs, Taxes and Insurance

By:	/s/ Dr. Eckhard Müller
Name: Dr. Eckhard Müller
Title: President Finance

Authorized U.S. Representative

By:	/s/ Dr. Kurt Bock
Name: Dr. Kurt Bock
Title: Authorized U.S. Representative